UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2013

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX  78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 22, 2013, Silicon Laboratories Inc. (“Silicon Laboratories”) filed a Current Report on Form 8-K (the “Original Report”) announcing the appointment of Bill Bock as interim Chief Financial Officer and Senior Vice President, effective as of February 22, 2013. As of the date of the Original Report, the terms of Mr. Bock’s compensation had not been determined. This Amendment No. 1 to the Original Report is being filed solely for the purpose of providing the terms of such compensation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2013, the Compensation Committee of the Board of Directors of Silicon Laboratories approved the terms of compensation for its interim Chief Financial Officer, Bill Bock. The Committee approved the following compensation for Mr. Bock: an annual base salary of $375,000, an annual target bonus as a percentage of his base salary of 100% under the 2013 Bonus Plan, and, effective as of March 15, 2013 (the “RSU Effective Date”), a grant of restricted stock units (RSUs) covering the number of Silicon Laboratories common stock equal to $720,000 divided by the Nasdaq closing price of a share of Silicon Laboratories’ common stock on the RSU Effective Date. The RSUs shall vest in 12 equal monthly installments on the 15th day of each month following the RSU Effective Date, contingent upon Mr. Bock’s continued service as an employee of Silicon Laboratories through each such date. Bonuses paid for the quarter in which Mr. Bock began employment and the quarter in which he terminates employment will be pro rated according to the time he was employed by Silicon Laboratories in such quarters.

Following the termination of Mr. Bock’s employment, he will receive a grant of RSUs covering the number of Silicon Laboratories common stock equal to $12,500 multiplied by the numbers of months until Silicon Laboratories’ first annual stockholder meeting following his termination of employment (with partial months rounded up) divided by the Nasdaq closing price of Silicon Laboratories’ common stock as of the date of termination of employment. Such RSUs shall vest in one lump sum on the date of Silicon Laboratories’ first annual stockholders meeting following Mr. Bock’s termination of employment, contingent upon his continued service on Silicon Laboratories’ Board of Directors.

Furthermore, the general requirement that a non-employee director must not have been employed by the Company for at least 6 months prior to the date of an annual stockholders meeting in order to receive the $150,000 RSU grant shall not be applicable to Mr. Bock (for clarity, Mr. Bock must still be a non-employee director on the date of such meeting in order to receive such grant).

In connection with the approval of the foregoing compensation, Mr. Bock and Silicon Laboratories entered into a compensation agreement (the “Compensation Agreement”). The Compensation Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1                     Compensation Agreement dated March 13, 2013 between Silicon Laboratories Inc. and William G. Bock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

March 14, 2013	/s/ William G. Bock
Date	William G. Bock
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compensation Agreement dated March 13, 2013 between Silicon Laboratories Inc. and William G. Bock